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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                               BGS SYSTEMS, INC.

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
                                                              FOR THE YEAR ENDED JANUARY 31
                                                         ----------------------------------------
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
PRIMARY
Average shares outstanding.............................   3,111,710      3,100,823      3,173,604
Net effect of stock options, if dilutive, based on
  treasury stock method using the year-end market
  price, if higher.....................................      20,335         15,787         49,665
                                                         ==========     ==========     ==========
          TOTAL........................................   3,132,045      3,116,610      3,223,269
                                                         ==========     ==========     ==========
Net income.............................................  $7,981,917     $7,405,299     $7,195,059
                                                         ==========     ==========     ==========
Net income per share...................................  $     2.55     $     2.38     $     2.23
                                                         ==========     ==========     ==========
FULLY DILUTED
Average shares outstanding.............................   3,111,710      3,100,823      3,173,604
Net effect of stock options, if dilutive, based on
  treasury stock method using the year end market price
  if higher than the average market price..............      23,610         15,787         49,665
                                                         ==========     ==========     ==========
          TOTAL........................................   3,135,320      3,116,610      3,223,269
                                                         ==========     ==========     ==========
Net income.............................................  $7,981,917     $7,405,299     $7,195,059
                                                         ==========     ==========     ==========
Net income per share...................................  $     2.55     $     2.38     $     2.23
                                                         ==========     ==========     ==========
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